Exhibit 99.1

GENCOR RELEASES SECOND QUARTER FISCAL 2019 RESULTS

May 3, 2019 (PRIME NEWSWIRE) - Gencor Industries, Inc. (Nasdaq: GENC) announced today net revenues of $26.7 million for the quarter ended March 31, 2019 compared to $30.8 million for the quarter ended March 31, 2018. Gross margins increased 880 basis points to 37.2% for the quarter ended March 31, 2019 from 28.4% for the quarter ended March 31, 2018, as a result of the Company’s cost management and operational improvements implemented over the past few years, along with an improved pricing environment and an increase in parts sales. Product engineering and development expenses increased $65,000 to $823,000 for the quarter ended March 31, 2019. Selling, general and administrative (“SG&A”) expenses decreased $447,000 to $2,474,000 for the quarter ended March 31, 2019. Reduced sales commissions and advertising and trade show expenses resulted in the decrease in SG&A expenses. Operating income for the quarter ended March 31, 2019 was up 30% to $6.6 million compared with $5.1 million for the quarter ended March 31, 2018.

For the quarter ended March 31, 2019, the Company had non-operating income of $2.7 million compared to non-operating expense of $0.3 million for the quarter ended March 31, 2018. Included in non-operating income for the quarter ended March 31, 2019 were net realized and unrealized gains on marketable securities of $2,204,000, due to the increase in the domestic equity markets in the second quarter of fiscal 2019. The effective income tax rate for the quarter ended March 31, 2019 was 20.0% versus 20.9% for the quarter ended March 31, 2018 reflecting the lower corporate tax rates to comply with the recently enacted U.S. tax law, Tax Cuts and Jobs Act (“TCJA”). Net income for the quarter ended March 31, 2019 was up 98% to $7.5 million, or $0.51 per diluted share, compared with net income of $3.8 million, or $0.26 per diluted share for the quarter ended March 31, 2018.

For the six months ended March 31, 2019 the Company had net revenue of $48.0 million and net income of $7.8 million ($0.53 per diluted share) versus net revenue of $54.0 million and net income of $6.1 million ($0.41 per diluted share) for the six months ended March 31, 2018.

At March 31, 2019, the Company had $114.7 million of cash and marketable securities compared to $112.1 million at September 30, 2018. Net working capital was $143.8 million at March 31, 2019. The Company had no short-term or long-term debt outstanding at March 31, 2019.

The Company’s backlog was $24.2 million at March 31, 2019 compared to $45.6 million at March 31, 2018.

John Elliott, Gencor’s CEO, commented, “Second quarter activity levels were moderately lower compared to the second quarter of fiscal 2018, when we realized record quarterly revenues of $30.8 million. Although revenues were lower, we were able to achieve record gross margins and operating margins in the quarter and first half of fiscal 2019.

Our profit improvement was the result of a favorable pricing environment, stable steel prices, solid execution in production, and continued effective cost management.

Gencor’s business has normalized from the record volumes in fiscal 2018. Our customers are busy and benefitting from both the FAST Act and the numerous states that have increased their infrastructure funding and spending. We anticipate asphalt plant orders to follow the seasonal pattern of prior years where a majority of the plant sales occurred in the fall and winter months.

Gencor received a higher than normal level of interest at the World of Asphalt show in February. We expect to close a couple of the quotes in the next few months.

We have been developing a new product line which should expand our customer base and geographic reach in the future. I am proud of the hard work and dedication of our Gencor employees that delivered these solid results. We continue to identify opportunities to improve our execution and remain focused on delivering strong performance.”

Gencor Industries is a diversified heavy machinery manufacturer for the production of highway construction materials, synthetic fuels and environmental control machinery and equipment used in a variety of applications.

GENCOR INDUSTRIES, INC.

Condensed Consolidated Statements of Income

(Unaudited)

	For the Quarters Ended March 31,		For the Six Months Ended March 31,
	2019	2018	2019	2018
Net revenue	$26,670,000	$30,829,000	$47,997,000	$53,951,000

Costs and expenses:
Production costs	16,759,000	22,059,000	33,169,000	40,098,000
Product engineering and development	823,000	758,000	1,546,000	1,458,000
Selling, general and administrative	2,474,000	2,921,000	4,664,000	5,613,000

	20,056,000	25,738,000	39,379,000	47,169,000

Operating income	6,614,000	5,091,000	8,618,000	6,782,000

Other income (expense), net:
Interest and dividend income, net of fees	507,000	383,000	1,041,000	676,000
Net realized and unrealized gains (losses) on marketable securities	2,204,000	(719,000)	57,000	(558,000)
Other	—	3,000	—	7,000

	2,711,000	(333,000)	1,098,000	125,000

Income before income tax expense	9,325,000	4,758,000	9,716,000	6,907,000
Income tax expense	1,865,000	994,000	1,943,000	797,000

Net income	$7,460,000	$3,764,000	$7,773,000	$6,110,000

Basic Income per Common Share:
Net income per share	$0.51	$0.26	$0.53	$0.42

Diluted Income per Common Share:
Net income per share	$0.51	$0.26	$0.53	$0.41

GENCOR INDUSTRIES, INC.

Condensed Consolidated Balance Sheets

	March 31,	September 30,
	2019	2018
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$11,586,000	$8,012,000
Marketable securities at fair value (cost $103,629,000 at March 31, 2019 and $103,751,000 at September 30, 2018)	103,156,000	104,058,000
Accounts receivable, less allowance for doubtful accounts of $285,000 at March 31, 2019 and $313,000 at September 30, 2018	2,412,000	993,000
Costs and estimated earnings in excess of billings	14,013,000	11,900,000
Inventories, net	20,139,000	18,214,000
Prepaid expenses and other current assets	926,000	1,904,000

Total Current Assets	152,232,000	145,081,000

Property and equipment, net	8,366,000	7,889,000
Other assets	53,000	53,000

Total Assets	$160,651,000	$153,023,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,155,000	$1,838,000
Customer deposits	4,020,000	4,563,000
Accrued expenses	2,287,000	2,085,000

Total Current Liabilities	8,462,000	8,486,000

Deferred and other income taxes	2,202,000	2,358,000

Total Liabilities	10,664,000	10,844,000

Commitments and contingencies

Shareholders’ Equity:
Preferred stock, par value $.10 per share; 300,000 shares authorized; none issued	—	—
Common stock, par value $.10 per share; 15,000,000 shares authorized; 12,252,337 shares issued and outstanding at March 31, 2019 and September 30, 2018	1,225,000	1,225,000
Class B Stock, par value $.10 per share; 6,000,000 shares authorized; 2,288,857 shares issued and outstanding at March 31, 2019 and September 30, 2018	229,000	229,000
Capital in excess of par value	11,897,000	11,862,000
Retained earnings	136,636,000	128,863,000

Total Shareholders’ Equity	149,987,000	142,179,000

Total Liabilities and Shareholders’ Equity	$160,651,000	$153,023,000

Caution Concerning Forward Looking Statements - This press release and our other communications and statements may contain “forward-looking statements,” including statements about our beliefs, plans, objectives, goals, expectations, estimates, projections and intentions. These statements are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual future results may differ materially from those set forth in our forward-looking statements. For information concerning these factors and related matters, see our Annual Report on Form 10-K for the year ended September 30, 2018; (a) “Risk Factors” in Part I, Item 1A and (b) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7. However, other factors besides those referenced could adversely affect our results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements made by us herein speak as of the date of this press release. We do not undertake to update any forward-looking statement, except as required by law.

Contact:    Eric Mellen, Chief Financial Officer

        407-290-6000